Exhibit 99.2

STATEMENT UNDER OATH OF PRINCIPAL FINANCIAL OFFICER
REGARDING FACTS AND CIRCUMSTANCES RELATING TO
EXCHANGE ACT FILINGS

I, Frederic F. Brace, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of UAL Corporation, and, except as corrected or supplemented in a subsequent covered report:
  --  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and
  --  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed). (2) I have reviewed the contents of this statement with the UAL Corporation Audit Committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

--   Form 10-K for the year ended December 31, 2001 of UAL Corporation;
  --  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of UAL Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and
  --  any amendments to any of the foregoing.
/s/ Frederic F. Brace	Subscribed and sworn to
Frederic F. Brace	before me this 14th day of
UAL Corporation	August, 2002.
Executive Vice President and	/s/Audra L. Gourley
Chief Financial Officer	Audra L. Gourley
August 14, 2002	Notary Public

My Commission Expires: 10/15/05